NEWS RELEASE
FOR IMMEDIATE RELEASE                                    COMPANY CONTACT:
                                                         Stanley J. Musial
                                                         Chief Financial Officer
                                                         (302) 456-6789
                                                         www.sdix.com
                                                         -------------

       STRATEGIC DIAGNOSTICS REPORTS SECOND QUARTER AND SIX MONTH RESULTS


NEWARK, DEL., AUGUST 5, 2004 - STRATEGIC DIAGNOSTICS INC. (NASDAQ: SDIX) - a leading provider of antibody products and analytical test kits for the food safety and water quality markets, today reported financial results for the second quarter and six months ended June 30, 2004.

Revenues for the second quarter of 2004 decreased 15% to $5.4 million, compared to $6.4 million for the second quarter of 2003. Net income in the second quarter of 2004 was $148,000, or $0.01 per diluted share, compared to net income of $211,000, or $0.01 per diluted share, in the second quarter of 2003. For the six months ended June 30, 2004, revenues decreased 9% to $11.8 million, versus $12.9 million for the same period in 2003. Net income for the six months ended June 30, 2004 was $566,000, or $0.03 per diluted share, compared to net income of $546,000, or $0.03 per diluted share, for the same period in the prior year.

Food safety revenues increased 7% to $1.4 million in the second quarter of 2004 compared to $1.3 million for the same quarter in the prior year, and increased by 20% to $3.5 million for the six months ended June 30, 2004, compared to $3.0 million for the same period in the prior year. Food pathogen test sales, led by sales of test kits for E. coli and Salmonella, grew by 46% during the second quarter of 2004 and by 43% for the six months ended June 30, 2004, as compared to the respective same periods in the prior year. Sales of the Company's products to detect genetically modified (GM) traits were flat in the second quarter of 2004 and increased by 16% for the six months ended June 30, 2004, as compared to the respective same periods in the prior year. The 16% increase primarily reflects, as previously reported, the Company's execution of a sizeable sale associated with tests for soybean trait detection in the Brazilian market.

Increases in food safety revenues were partially offset by continued reductions in StarLink(TM) test kit sales, which were approximately $527,000 in the first six months of 2004 compared to $792,000 in the same period in the prior year. Production of the StarLink(TM) trait was discontinued in 2001, and the Company expects the rate of testing for this trait to diminish at a more rapid rate.

Water quality revenues decreased 22% to $1.6 million for the second quarter of 2004 compared to $2.1 million for the same quarter in the prior year, and decreased by 18% to $3.2 million for the six months ended June 30, 2004, compared to $3.9 million for the same period in the prior year. This decline reflects the previously mentioned decline in the number of remediation projects and correlated use of on-site testing. Also contributing to the decline was pricing pressure from direct competitors and lab-based testing services and the Company's previously reported efforts to discontinue production and sales of low margin products, including several "build to order" test kits. Remediation and pesticide product line sales have declined at a faster rate than revenue generation from new product introductions and sales; and large, one-time equipment sales made during the "Orange" terror alert in the second quarter of 2003 have not been replaced by new sales.

Antibody revenues decreased 20% to $2.4 million for the second quarter of 2004 compared to $3 million for the same quarter in the prior year, and decreased by 15% to $5.1 million in the six months ended June 30, 2004, compared to $6.0 million for the same period in the prior year. This decrease reflects an unexpected decline in demand for polyclonal antibody services in the first six months of 2004 compared to the same period in the prior year. The number of customers has remained constant, but the number of customer projects has dropped from the high levels experienced in the second quarter of 2003. This decrease also reflects the Company's continuing efforts to remediate or decline business that results in non-margin producing revenue, including the discontinuation or reduction of work under three management agreements for monoclonal antibody services in low margin applications.

Gross profits (total revenues less manufacturing expenses) decreased to $2.9 million in the second quarter of 2004 compared to $3.6 million in the same quarter of 2003, and for the six months ended June 30, 2004 declined $406,000, or 6%, to $6.8 million as compared to $7.2 million for the same period in the prior year. The decline for both periods reflects the lower revenue levels in the 2004 periods compared to the same periods in 2003. Gross margin percentages decreased slightly to 54% in the second quarter 2004 as compared to 55% for the same quarter in 2003, and increased for the six months ended June 30, 2004, to 58% as compared to 56% in the same period of 2003. The increase in gross margin percentages for the six months ended June 30, 2004 is a result of the reduced manufacturing expenses as described below.

Manufacturing expenses decreased $388,000, or 13% to $2.5 million in the second quarter of 2004 compared to $2.9 million in the same quarter of 2003, and for the six months ended June 30, 2004 declined $721,000, or 13%, to $5.0 million as compared to $5.7 million for the same period in the prior year. The decline for both periods primarily reflects the lower revenue levels in the 2004 periods compared to the same periods in 2003, and the benefit of the Company's ongoing efforts on manufacturing process improvement and supply chain management.

Research and development spending was $1.3 million, or 11% of net revenues, for the six months ended June 30, 2004, compared to $1.3 million, or 10% of net revenues, for the same period in the prior year.

Selling, general and administrative expenses decreased $471,000 to $2.1 million for the second quarter of 2004 compared to the same quarter in the prior year, and decreased by $330,000 to $4.7 million in the six months ended June 30, 2004, compared to the same period in the prior year. Included in the selling, general and administrative expenses for the three month and six month periods ended June 30, 2003, was a $315,000 provision for severance and related expenses associated with the Company's termination of its former CEO in May 2003. Also in the second quarter 2004, the Company benefited from the recovery of a $100,000 receivable it had written off in 2001.

Pre-tax income totaled $201,000 and $818,000 for the three month and six month periods ended June 30, 2004, respectively, compared to pre-tax income of $309,000 and $821,000 for the same respective periods in the prior year.

Commenting on the results, Matthew H. Knight, the Company's President and CEO, stated: "We continue our efforts to become a better Company with the ability to deliver reproducible and sustainable growth to our shareholders. Our management team is leading the organization through a challenging but necessary transition."

In the sales and marketing organization, we continue to retool. New sales people are being recruited and trained to focus on bringing SDI solutions to our customers. We are increasing the number of direct sales professionals, increasing their sales and technical expertise, re-engineering customer service, bringing new focus to distribution, and bringing new marketing discipline to the entire organization. This is a very difficult process, and one that has the highest sense of urgency within the Company."

Conference Call
---------------
A conference call to review second quarter results is scheduled for 11:00 a.m. EDT today. The dial-in number for the live conference call will be 877-407-8031 (201-689-8031 outside the U.S.). A live webcast of the conference call will be available on the Company's website, www.sdix.com, as well as www.vcall.com. For those who cannot listen to the live broadcast, an audio replay of the call will be available on each of these websites for 90 days. Telephone replays of the call will be available from 2:00 p.m. EDT on August 5 through 11:59 p.m. on August 6. To listen to the telephone replay, dial 877-660-6853 (201-612-7415 outside the U.S.) and enter account number 1628 and conference ID 112938.

About Strategic Diagnostics Inc.
--------------------------------
SDI is a leading provider of biotechnology-based diagnostic tests for a broad range of agricultural, industrial, and water treatment applications. Through its antibody business, Strategic BioSolutions, Strategic Diagnostics also provides antibody and immunoreagent research and development services. SDI's test kits are produced in a variety of formats suitable for field and laboratory use, offering advantages of accuracy, cost-effectiveness, portability, and rapid response. FeedChek(TM), Trait Chek(TM), GMO QuickChek(TM), and GMO Chek(TM) are pending trademarks for SDI.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, the successful integration and consolidation of the Maine production facilities, inability to obtain or delays in obtaining third party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.

                    STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)
                                   (unaudited)

                                                                          JUNE 30,        December 31,
-------------------------------------------------------------------------------------------------------
                                                                            2004              2003
-------------------------------------------------------------------------------------------------------
 ASSETS
 Current Assets:
        Cash and cash equivalents                                            $ 6,359         $   5,158
        Receivables, net                                                       3,837             3,795
        Inventories                                                            3,081             3,230
        Deferred tax asset                                                     1,083             1,336
        Other current assets                                                     674               502
-------------------------------------------------------------------------------------------------------
            Total current assets                                              15,034            14,021
-------------------------------------------------------------------------------------------------------

 Property and equipment, net                                                   3,671             3,947
 Other assets                                                                      3                 3
 Deferred tax asset                                                            8,347             8,347
 Intangible assets, net                                                        6,878             6,957
-------------------------------------------------------------------------------------------------------
            Total assets                                                     $33,933         $  33,275
=======================================================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
        Accounts payable                                                      $  682          $    788
        Accrued expenses                                                       1,295             1,342
        Current portion of long term debt                                        486               211
-------------------------------------------------------------------------------------------------------
            Total current liabilities                                          2,463             2,341
-------------------------------------------------------------------------------------------------------

 Long-term debt                                                                  878               983
-------------------------------------------------------------------------------------------------------

 Stockholders' Equity
        Preferred stock, $.01 par value, 20,920,648 shares authorized,
            no shares issued or outstanding                                        -                 -
        Common stock, $.01 par value, 35,000,000 shares authorized, 19,236,381 and 19,200,488 issued and outstanding at June 30, 2004 and December
            31, 2003, respectively                                               192               192
        Additional paid-in capital                                            36,211            36,140
        Accumulated deficit                                                   (5,696)           (6,262)
        Deferred compensation                                                   (202)             (192)
        Cumulative translation adjustments                                        87                73
-------------------------------------------------------------------------------------------------------
            Total stockholders' equity
                                                                              30,592            29,951
-------------------------------------------------------------------------------------------------------
            Total liabilities and stockholders' equity                       $33,933         $  33,275
=======================================================================================================

                    STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)
                                   (unaudited)

                                                        THREE MONTHS                           SIX MONTHS
                                                        ENDED JUNE 30,                        ENDED JUNE 30,
---------------------------------------------------------------------------------   ---------------------------------
                                                      2004               2003               2004             2003
---------------------------------------------------------------------------------   ---------------------------------
 NET REVENUES:
----------------------------------------------------------------  ---------------   -----------------  --------------
         Product related                             $    5,420       $    6,417          $   11,770       $  12,782
         Contract and other                                   -                -                   -             115
----------------------------------------------------------------  ---------------   -----------------  --------------
               Total net revenues                         5,420            6,417              11,770          12,897
----------------------------------------------------------------  ---------------   -----------------  --------------
 OPERATING EXPENSES:
         Manufacturing                                    2,476            2,864               4,996           5,717
         Research and development                           609              618               1,298           1,334
         Selling, general and administrative              2,144            2,615               4,672           5,002
----------------------------------------------------------------  ---------------   -----------------  --------------
               Total operating expenses                   5,229            6,097              10,966          12,053
----------------------------------------------------------------  ---------------   -----------------  --------------

               Operating income                             191              320                 804             844

 Interest income (expense), net                              10              (11)                 14             (23)

----------------------------------------------------------------  ---------------   -----------------  --------------

Income before taxes                                         201              309                 818             821

               Income tax expense                            53               98                 252             275

----------------------------------------------------------------  ---------------   -----------------  --------------

 Net income                                                 148              211                 566             546
----------------------------------------------------------------  ---------------   -----------------  --------------

 Basic net income per share                          $     0.01        $    0.01          $     0.03        $   0.03
----------------------------------------------------------------  ---------------   -----------------  --------------

 Shares used in computing basic
         net income per share                        19,236,000       18,942,000          19,236,000      18,941,000
----------------------------------------------------------------  ---------------   -----------------  --------------

 Diluted net income per share                        $     0.01        $    0.01          $     0.03        $   0.03
----------------------------------------------------------------  ---------------   -----------------  --------------

 Shares used in computing diluted
         net income per share                        19,674,000       19,591,000          19,719,000      19,542,000
----------------------------------------------------------------  ---------------   -----------------  --------------